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                                                                    EXHIBIT 10.5


                ADDENDUM TO SECOND RESTATED EMPLOYMENT AGREEMENT

         This Addendum to the Second Restated Employment Agreement is dated this 14th day of May, 1998 (the "Effective Date"), between American Bank of Bradenton ("Employer"), whose address is 4702 Cortez Road West, Bradenton, Florida 34210 and David R. Mady ("Employee"), whose address is 3209 Riverview Boulevard West, Bradenton, Florida 34205.


                                  WITNESSETH:

         WHEREAS, Employer and Employee have entered into a Second Restated Employment Agreement dated June 30, 1995, whereby Employee agreed to develop and operate a wholesale residential mortgage loan department of Employer;

         WHEREAS, Employee is currently employed by Employer under the terms and conditions of the Second Restated Employment Agreement;

         WHEREAS, the parties desire to amend certain provisions of the Second Restated Employment Agreement by the terms of this Addendum;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

         1. Employment. Employer hereby employs Employee, and Employee hereby accepts the employment, upon the terms and conditions of the Second Restated Employment Agreement as amended by this Addendum. To the extent that this Addendum conflicts with the Second Restated Employment Agreement, this Addendum shall control. The Second Restated Employment Agreement shall continue accept as modified herein.

         2. Term. The initial term of this Agreement shall be four (4) years. Thirty (30) days prior to the first anniversary of this Addendum, either party may give the other written notice that this Agreement shall not be renewed upon the lapse of the original four (4) year term. If no notice of termination is given thirty (30) days prior to the first anniversary, the term shall automatically be extended annually on a three (3) year revolving basis unless one or both parties shall give written notice to the other of an intent to terminate thirty (30) days prior to an anniversary date. Once a timely written notice of termination is delivered, this Agreement shall terminate three (3) years after the anniversary date following the notice of termination. For example, should Employer give Employee written notice of its intent not to renew thirty (30) days prior to the first anniversary of this Addendum, this Agreement shall terminate at the end of the original four (4) year term. If thirty (30) days prior to the second anniversary of this Addendum, Employer shall give Employee written notice of its intent to terminate, this Agreement shall terminate three (3) years from the second anniversary date. Notice as specified by this provision shall be in writing, sent certified mail to the other party at its last known address.

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         3.    Change of Control. If Employer changes its name or a single entity acquires fifty percent (50%) or more of Employer's outstanding shares, Employer shall immediately pay Employee a lump sum payment equal to the amount of Employee's previous annual compensation as shown on Employee's W-2 wage statement. This Agreement shall not be affected by the payment required by this provision.

         4. Binding Effect. The Second Restated Employment Agreement and this Addendum shall be binding upon Employer, its successors, successors-in-interest, assigns and any purchaser of a controlling interest in shares and/or of Employer's assets, and shall be disclosed to any prospective purchaser of a controlling interest in Employer's shares and/or assets prior to any such purchase.

         5. Commission Rebates. If Employee has been paid commissions on any loan for which payments are ninety (90) days past due, Employee shall return the commissions earned on the non-accruing loan. Employee shall not be entitled to a return of the commissions until the subject loan becomes current for ninety (90) days or is sold.



WITNESSES                                 EMPLOYER:
as to Employer:                           AMERICAN BANK OF BRADENTON

/s/ LYNDA G. GRAY                         By: /s/ GERALD ANTHONY
-------------------------------------        ----------------------------------
Print Name:                                       Gerald L. Anthony
          ---------------------------


WITNESSES                                 EMPLOYEE:
as to Employee:


/s/ JULIE FRANKE                          By: /s/ DAVID R. MADY
-------------------------------------       ----------------------------------
Print Name:  Julie Franke                         David R. Mady
          ---------------------------


/s/ MELISSA HONE
-------------------------------------
Print Name:  Melissa Hone
           --------------------------